                               [Language omitted]

                                TIANYUAN LAW FIRM
                 11F/TOWER C, CORPORATE SQUARE, 35 FINANCIAL ST.
                          BEIJING. 100032, P. R. CHINA
                  TEL: (8610) 8809-2188; FAX: (8610)8809-2150.
                           E-MAIL: tylawf@tylaw.com.cn

September 18, 2006

MORGAN STANLEY INVESTMENT MANAGEMENT INC.
1221 Avenue of the Americas
New York
NY 10020
United States of America

MORGAN STANLEY CHINA A SHARE FUND, INC.
1221 Avenue of the Americas,
New York,
NY 10020
United States of America

Ladies and Gentlemen:

                                     CONSENT

     We hereby consent to the reference to our firm in the registration statement filed by Morgan Stanley China A Share Fund, Inc. on Form N-2 (File No.
333-135690) with the Securities and Exchange Commission under the captions
"Prospectus Summary--Principal Risks of the Fund--Custody Risk of Investing in
A-shares" and "Principal Risks of the Fund--Custody Risk of Investing in
A-shares". In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the United
States Securities Act of 1933 or the rules and regulations of the Securities and
Exchange Commission thereunder.

                                           Sincerely yours,

                                           /s/ TianYuan Law Firm
                                           -------------------------------------
                                           TianYuan Law Firm

                                           [SEAL]